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                                                                    EXHIBIT 11.1

                 Statement Re Computation of Per Unit Earnings

                              Net Income Per Unit

                  (In thousands, except for per unit amounts)

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
                                                            Three Months Ended
                                                                 July 31,
                                                            ------------------
                                                              1997        1996
                                                            -------     -------
Net Income ................................................ $18,900     $11,595

Less 1% applicable to the General Partners ................     189         116
                                                            -------     -------
Net Income available to the Limited Partners .............. $18,711     $11,479
                                                            =======     =======

Weighted average number of units outstanding ..............  15,427      15,363
                                                            =======     =======

Net income per unit ....................................... $  1.21     $   .75
                                                            =======     =======
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